UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001- 33335	84-1496755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Time Warner Center, North Tower, New York, New York 10019
(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code: (212) 364-8200
NOT APPLICABLE
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 30, 2008, Time Warner Cable Inc., a Delaware corporation (the “Company” or “TWC”), entered into an unsecured credit agreement (the “Bridge Credit Agreement”) among the Company, as borrower, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, The Royal Bank of Scotland plc and Fortis Bank SA/NV New York Branch, as Tranche I Co-Syndication Agents, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as Tranche I Co-Documentation Agents, Deutsche Bank Securities Inc. and RBS Greenwich Capital, as Tranche I Joint-Lead Arrangers and Joint Bookrunners, BNP Paribas Securities Corp., The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch and Citibank, N.A., as Tranche II Co-Syndication Agents, Bank of America, N.A. and Wachovia Bank, National Association, as Tranche II Co-Documentation Agents, and BNP Paribas Securities Corp. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch, as Tranche II Joint-Lead Arrangers and Joint Bookrunners, for a $9.0 billion term loan facility with an initial maturity date that is 364 days after the borrowing date (the “Term Facility”). The Company may elect to extend the maturity date of the loans outstanding under the Term Facility for an additional year.
The Company intends to use the net proceeds from the Term Facility to fund, in part, a special cash dividend payable pro rata to all holders of the Company’s Class A common stock and Class B common stock. TWC has not borrowed any amounts under the Term Facility. The special cash dividend is expected to be paid prior to the Company’s separation from Time Warner Inc. (“Time Warner”) (the “Separation”).
Subject to certain limited exceptions, to the extent TWC incurs debt (other than incurrence of debt under its existing $6.0 billion revolving credit facility and existing commercial paper program), issues equity securities or completes asset sales prior to drawing on the Term Facility, the commitments of the lenders (the “Lenders”) under the Term Facility are reduced by an amount equal to the net cash proceeds from any such incurrence, issuance or sale. As previously reported, on June 19, 2008, the Company issued $5.0 billion in aggregate principal amount of senior unsecured notes and debentures (the “Debt Offering”). As a result of the Debt Offering, immediately after the Credit Agreement was executed, the amount of the commitments under the Term Facility was reduced to $4.04 billion. In the event TWC borrows any amounts under the Term Facility, subject to certain limited exceptions, TWC is required to use the net cash proceeds from any subsequent incurrence of debt (other than an incurrence under its existing $6.0 billion revolving credit facility and existing commercial paper program), issuance of equity securities and asset sale to prepay amounts outstanding under the Term Facility.
The Company’s obligations under the Term Facility are guaranteed by its subsidiaries, Time Warner Entertainment Company, L.P. and TW NY Cable Holding Inc. Amounts outstanding under the Term Facility will bear interest at a rate equal to LIBOR plus an applicable margin based on the Company’s credit rating, which margin, at the time of the Separation, is expected to be 100 basis points. In addition, the interest rate under the Term Facility will increase every six months until all amounts outstanding under the Term Facility are repaid.
The Term Facility contains a maximum leverage ratio covenant of five times the consolidated EBITDA (as defined in the Bridge Credit Agreement) of TWC. The Term Facility also contains conditions, covenants, representations and warranties and events of default (with customary grace periods, as applicable) substantially identical to the conditions, covenants, representations and warranties and events of default in TWC’s existing $3.045 billion five-year term loan facility due February 21, 2011. If any events of default occur and are not cured within applicable grace periods or waived, the maturity of the borrowings outstanding may be accelerated.
The Lenders’ commitments to fund borrowings under the Term Facility are subject to satisfaction of certain conditions related to the completion of the Separation and certain other customary conditions. The Lenders’ commitments will expire on the earliest of (i) May 19, 2009, (ii) the date on which the agreement governing the Separation is terminated in accordance with its terms or (iii) the completion of the Separation.
The Lenders or their affiliates have performed commercial and investment banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses. The Lenders may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business. Certain of the Lenders or their affiliates are acting as financial advisors to the Company or Time Warner on the Separation, for which they will receive fees under agreements they have entered into with the Company or Time Warner, as the case may be.
As previously reported, TWC has also received a commitment from Time Warner pursuant to which Time Warner will provide it with a $3.5 billion two-year senior unsecured supplemental term loan facility to repay amounts outstanding under the Term Facility upon the maturity of the Term Facility (the “Supplemental Facility”). As a result of the Debt Offering, the commitment from Time Warner was reduced by approximately $980 million to approximately $2.52 billion. The Supplemental Facility will be documented under a credit agreement substantially identical to the Bridge Credit Agreement.
The foregoing description of the Term Facility does not purport to be complete and is qualified in its entirety by reference to the Bridge Credit Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information provided by Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Credit Agreement, dated as of June 30, 2008, among the Company, as borrower, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, The Royal Bank of Scotland plc and Fortis Bank SA/NV New York Branch, as Tranche I Co-Syndication Agents, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as Tranche I Co-Documentation Agents, Deutsche Bank Securities Inc. and RBS Greenwich Capital, as Tranche I Joint-Lead Arrangers and Joint Bookrunners, BNP Paribas Securities Corp., The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch and Citibank, N.A., as Tranche II Co-Syndication Agents, Bank of America, N.A. and Wachovia Bank, National Association, as Tranche II Co-Documentation Agents, and BNP Paribas Securities Corp. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch, as Tranche II Joint-Lead Arrangers and Joint Bookrunners

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Robert D. Marcus
Name:	Robert D. Marcus
Title:	Senior Executive Vice President
& Chief Financial Officer
Date: July 1, 2008

Exhibit Index

Exhibit	Description

99.1	Credit Agreement, dated as of June 30, 2008, among the Company, as borrower, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, The Royal Bank of Scotland plc and Fortis Bank SA/NV New York Branch, as Tranche I Co-Syndication Agents, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as Tranche I Co-Documentation Agents, Deutsche Bank Securities Inc. and RBS Greenwich Capital, as Tranche I Joint-Lead Arrangers and Joint Bookrunners, BNP Paribas Securities Corp., The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch and Citibank, N.A., as Tranche II Co-Syndication Agents, Bank of America, N.A. and Wachovia Bank, National Association, as Tranche II Co-Documentation Agents, and BNP Paribas Securities Corp. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch, as Tranche II Joint-Lead Arrangers and Joint Bookrunners